UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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STELLAR ACQUISITION III INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STELLAR ACQUISITION III INC.

90 Kifissias Avenue

Maroussi Athens, Greece

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2018

May 11, 2018

TO THE SHAREHOLDERS OF STELLAR ACQUISITION III INC.:

On May 3, 2018, Stellar Acquisition III Inc. (the “Company” or “Stellar”) filed with the Securities and Exchange Commission and mailed to its shareholders a definitive proxy statement (“Proxy Statement”) with respect to a special meeting to be held on May 22, 2018. This supplement is being filed to (i) shorten the Extended Date (as defined below) in Proposal No. 1 in the Proxy Statement from November 26, 2018 to August 24, 2018, and (ii) to increase the Contribution (as defined below) amount being loaned by the Company’s Sponsor (as defined below) from $0.02 to $0.035 per month for each public share that is not redeemed. This supplement speaks as of the date of the Proxy Statement as originally filed. As previously disclosed, shareholders of record as of April 30, 2018 (“Record Date”) are entitled to attend and vote at the special meeting. The special meeting will held at 10:00 a.m., local time, at the offices of Ellenoff Grossman and Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

At the special meeting, shareholders are being asked to vote in favor of the following revised proposals:

●	a proposal to amend the Company’s second amended and restated articles of incorporation, which we refer to as the “charter”, to extend the date before which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other business combination involving the Company and one or more businesses (the “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering that was consummated on August 24, 2016, which we refer to as the “IPO”) from May 24, 2018 to August 24, 2018 or such earlier date as determined by the Board, which we refer to as the “Extension”, and such later date, the “Extended Date” (the “Extension Amendment Proposal”);

●	a proposal to amend the Investment Management Trust Agreement, which we refer to as the “Trust Agreement”, dated August 18, 2016, by and between the Company and Continental Stock Transfer & Trust Company, to extend the date on which Continental must liquidate the trust account, which we refer to as the “Trust Account”, established in connection with our IPO if the Company has not completed an initial business combination, from May 24, 2018 to August 24, 2018, and to permit the withdrawal of funds from the Trust Account to pay shareholders who properly exercise their redemption rights in connection with the Extension Amendment Proposal, which we refer to as the “Trust Amendment” and such proposal we refer to as the “Trust Amendment Proposal”;

●	a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal or the Trust Amendment Proposal, which we refer to as the “Adjournment Proposal”. The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Extension Amendment Proposal or the Trust Amendment Proposal.

Astra Maritime Corp., Dominium Investments Inc., Magellan Investments Corp. and Firmus Investments Inc., which we refer to collectively as our “Sponsor”, have agreed to contribute to us as a loan $0.035 for each public share that is not redeemed, for each calendar month (commencing on May 24, 2018 and on the 24th day of each subsequent month), or portion thereof, that is needed by Stellar to complete the Phunware Business Combination or another business combination from May 24, 2018 (the date by which Stellar is currently required to complete a business combination) until the Extended Date (the “Contribution”). For example, if Stellar takes until August 24, 2018 to complete a business combination, which would represent three calendar months, Stellar’s insiders would make aggregate maximum Contributions of approximately $724,596, or $0.105 per share (assuming no public shares were redeemed) (the “Contribution”). Each Contribution will be deposited in the Trust Account within five calendar days from the beginning of such calendar month (or portion thereof). Accordingly, if the Extension Amendment is approved and the Extension is implemented and Stellar takes the full time through the Extended Date to complete the initial business combination, the redemption amount per share at the meeting for such business combination or Stellar’s subsequent liquidation will be approximately $10.48 per share, in comparison to the current redemption amount of approximately $10.38 per share (assuming no public shares were redeemed). The Contribution is conditioned upon the implementation of the Extension Amendment. The Contribution will not occur if the Extension Amendment is not approved or the Extension is not completed. The amount of the Contribution will not bear interest and will be repayable by us to our Sponsor upon consummation of an initial business combination. If our Sponsor advises us that it does not intend to make the Contribution, then the Extension Amendment and the Adjournment Proposal will not be put before the shareholders at the Special Meeting and we will dissolve and liquidate in accordance with our charter. Sponsor will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate.

Recommendation of the Board

The Company’s board of directors continues to recommend that you vote “FOR” the Extension Amendment and the Trust Amendment.

Please read the Proxy Supplement carefully and in its entirety together with the Proxy Statement, which was previously mailed to you, before voting. To the extent that any information contained in the Proxy Supplement is inconsistent with the information contained in the Proxy Statement, the Proxy Supplement shall be deemed to have superseded the Proxy Statement.

If you have questions about the proposals or if you need additional copies of the Proxy Supplement, the Proxy Statement or the proxy card, you should contact Advantage Proxy, the Company’s proxy solicitor, at (877) 870-8565 (toll free) or by email at ksmith@advantageproxy.com.

Sincerely,

/s/ Prokopios (Akis) Tsirigakis
Prokopios (Akis) Tsirigakis
Co-Chief Executive Officer and Director

The Proxy Supplement is dated May 11, 2018.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT (AS MODIFIED BY THIS PROXY SUPPLEMENT), PASSED UPON THE MERITS OR FAIRNESS OF THE EXTENSION AMENDMENT OR THE TRUST AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT (AS MODIFIED BY THIS PROXY SUPPLEMENT). ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.